Exhibit 11.1


                       Bell & Howell Company and Subsidiaries
                   Computation of Earnings (Loss) per Common Share
              (Dollars and shares in thousands, except per share data)
                                    (Unaudited)

                                                 Thirteen Weeks        Twenty-six Weeks
                                                      Ended                  Ended
                                                ------------------     -----------------
                                                July 1,   June 29,     July 1,   June 29,
                                                 1995      1996         1995       1996
                                                -------   -------      ------     ------
    Net earnings (loss):

     Earnings before extraordinary items      $   998     $ 3,344     $   515    $ 5,197

     Extraordinary losses                      (3,219)     (2,585)     (3,219)    (2,585)
                                               ------      ------      ------     ------
     Net earnings (loss)                      $(2,221)    $   759     $(2,704)   $ 2,612
                                               ======      ======      ======     ======

     Average number of common shares and
     equivalents outstanding:

       Primary                                 16,351      18,636      14,840     18,601

       Fully diluted                           16,351      18,636      14,840     18,626

     Net earnings (loss) per common share:

      Primary:

      Earnings (loss) before extraordinary
       items                                  $  0.06     $  0.18     $  0.04    $  0.28
      Extraordinary losses                      (0.20)      (0.14)      (0.22)     (0.14)
                                               ------      ------      ------     ------
      Net earnings (loss) per common share    $ (0.14)    $  0.04     $ (0.18)   $  0.14
                                               ======      ======      ======     ======

      Fully diluted:

      Earnings (loss) before extraordinary
       items                                  $  0.06     $  0.18     $  0.04    $  0.28
      Extraordinary losses                      (0.20)      (0.14)      (0.22)     (0.14)
                                               ------      ------      ------     ------
      Net earnings (loss) per common share    $ (0.14)    $  0.04     $ (0.18)   $  0.14
                                               ======      ======      ======     ======